Exhibit 3.(i)1

KILROY REALTY CORPORATION

ARTICLES OF RESTATEMENT

KILROY REALTY CORPORATION, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation desires to and does hereby restate in its entirety the charter of the Corporation (the “Charter”) as currently in effect pursuant to Section 2-608 of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”).

SECOND: The following provisions, together with the provisions of the Articles Supplementary relating to the 7.45% Series A Cumulative Redeemable Preferred Stock of the Corporation attached hereto as Exhibit I, the Articles Supplementary relating to the 7.80% Series E Cumulative Redeemable Preferred Stock of the Corporation attached hereto as Exhibit II and the Articles Supplementary relating to the 7.50% Series F Cumulative Redeemable Preferred Stock of the Corporation attached hereto as Exhibit III, all of which are incorporated herein by reference, are all the provisions of the Charter currently in effect, as restated herein:

ARTICLE I

NAME OF THE CORPORATION

The name of the corporation (hereinafter the “Corporation”) is:

Kilroy Realty Corporation

ARTICLE II

RESIDENT AGENT; PRINCIPAL OFFICE IN STATE

The address of the Corporation’s principal office in the State of Maryland is c/o Ballard Spahr LLP, 300 E. Lombard Street, 18th Floor, Baltimore, Maryland 21202. The name of the Corporation’s resident agent is Charles R. Moran, Esq., whose address is c/o Ballard Spahr LLP, 300 E. Lombard Street, 18th Floor, Baltimore, Maryland 21202, said resident agent being a citizen of the state of Maryland residing therein.

ARTICLE III

PURPOSE OF THE CORPORATION

The purpose for which the Corporation is formed is to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust (a “REIT”) under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, or any successor statute of similar import (the “Code”)) for which corporations may be organized under the MARYLAND GENERAL CORPORATION LAW, as amended from time to time, and any successor statute hereafter enacted (the “MGCL”).

ARTICLE IV

AUTHORIZED CAPITAL STOCK

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 180,000,000, consisting of 150,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), and 30,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”) which may be issued in one or more classes as described in Paragraph C of this Article IV. The aggregate par value of all of the Corporation’s authorized shares having par value is $1,800,000. The Common Stock and each class of the Preferred Stock shall each constitute a separate class of capital stock of the Corporation.

The following is a description of each of the classes of stock of the Corporation and a statement of the powers, preferences and rights of such stock, and the qualifications, limitations and restrictions thereof:

A. Voting Rights.

1. Common Stock. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph C of this Article IV granting the holders of one or more classes of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote in respect of each share of Common Stock held on all matters voted upon by the stockholders.

2. Preferred Stock. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph C of this Article IV granting the holders of one or more classes of Preferred Stock voting powers with respect to any matter, the Preferred Stock shall have no voting rights and shall have no rights to receive notice of any meetings except as expressly provided in the resolution establishing any class thereof.

B. Terms of Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock or any classes thereof.

1. Dividend Rights. After the provisions with respect to preferential dividends on any class of Preferred Stock (fixed in accordance with the provisions of Paragraph C of this Article IV), if any, shall have been satisfied and after the Corporation shall have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any class of Preferred Stock (fixed in accordance with the provisions of Paragraph C of this Article IV), and subject further to any other conditions that may be fixed in accordance with the provisions of Paragraph C of this Article IV, then, and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be authorized and declared from time to time by the Board of Directors out of funds legally available therefor. All distributions paid with respect to the Common Stock shall be paid pro rata, with no preference to any share of Common Stock as compared with other shares of Common Stock.

2. Rights Upon Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any (fixed in accordance with the provisions of Paragraph C of this Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common Stock shall, subject to the additional rights, if any (fixed in accordance with the provisions of Paragraph C of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them.

C. Issuance and Terms of Preferred Stock. The Preferred Stock may be issued, from time to time, in one or more classes, and each class shall be known and designated by such designations, as may be stated and expressed in a resolution or resolutions adopted by the Board of Directors of the Corporation and as shall have been set forth in articles supplementary made, executed, acknowledged, filed and recorded in the manner required by the MGCL in order to make the same effective. Each class shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issue of Preferred Stock of such class together with such additional number of shares as the Board of Directors by resolution or resolutions may from time to time determine to issue as a part of such class. All shares of any one class of such Preferred Stock shall be alike in every particular except that shares issued at different times may accumulate dividends from different dates. The Board of Directors shall have power and authority to state and determine in the resolution or resolutions providing for the issue of each class of Preferred Stock the number of shares of each such class authorized to be issued, the voting powers (if any) and the designations, preferences and relative, participating, optional, conversion or other rights appertaining to each such class, and the qualifications, limitations or restrictions thereof (including, but not by way of limitation, full power and authority to determine as to the Preferred Stock of each such class, the rate or rates of dividends payable thereon, the times of payment of such dividends, the prices and manner upon which the Preferred Stock may be redeemed, the amount or amounts payable thereon in the event of liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation, the rights (if any) to convert the Preferred Stock into, and/or to purchase, stock of any other class or series, the terms of any sinking fund or redemption or purchase account (if any) to be provided for shares of such class of Preferred Stock, restrictions on ownership and transfer to preserve tax benefits, and the voting powers (if any) of the holders of any class of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a class by itself or together with the holders of any other class of Preferred Stock or all classes of Preferred Stock as a single class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more classes of Preferred Stock). The Board of Directors may from time to time decrease the number of shares of any class of Preferred Stock (but not below the number thereof then outstanding) by providing that any unissued shares previously assigned to such class shall no longer constitute part thereof and may assign such unissued shares to an existing or newly created class. The foregoing provisions of this Paragraph C with respect to the creation or issuance of classes of Preferred Stock shall be subject to any additional conditions with respect thereto which may be contained in any resolutions then in effect which shall have theretofore been adopted in accordance with the foregoing provisions of this Paragraph C with respect to any then outstanding class of Preferred Stock.

D. Authorization of Capital Stock; Issuance and Reclassification of Shares. The Board of Directors may authorize the issuance from time to time of shares of its capital stock of any class or series whether now or hereafter authorized, or securities convertible into shares of its capital stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the Charter of the Corporation or the Bylaws of the Corporation, or in the MGCL. In addition, the Board of Directors shall have the power, in its sole discretion without limitation, to classify or reclassify any unissued shares of capital stock of the Corporation, whether now or hereafter authorized, by setting, altering or eliminating, in any one or more respects, from time to time, before the issuance of such shares of capital stock of the Corporation, any feature of such shares including, but not limited to, the designation, par value, preferences or conversion or other rights, voting powers, qualifications and terms and conditions of redemption, limitations as to dividends and other distributions, restrictions on ownership and transfer to preserve tax benefits and any other restrictions on such shares.

E. Restrictions on Ownership and Transfer to Preserve Tax Benefits.

1. Definitions. For the purposes of Paragraph E of this Article IV, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Subparagraph E(3)(f) of this Article IV.

“Code” shall have the meaning set forth in Article III hereof. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Common Stock” shall have the meaning set forth in the preamble to Article IV hereof.

“Corporation” shall have the meaning set forth in the preamble to these Articles of Restatement.

“Constructive Ownership” shall mean ownership of Common Stock by a Person who is or would be treated as an owner of such Common Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Initial Public Offering” shall mean the sale of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Common Stock on the trading day immediately preceding the relevant date, or if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, or if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors of the Corporation.

“Operating Partnership” shall mean Kilroy Realty, L.P., a Delaware limited partnership.

“OP Units” shall have the meaning set forth in Paragraph H of Article IV hereof.

“Ownership Limit” shall mean 7.0% (by value or by number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation.

“Partnership Agreement” shall mean the Agreement of Limited Partnership of Kilroy Realty, L.P., as such agreement may be amended from time to time.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Common Stock provided that the ownership of such shares of Common Stock by such underwriter would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph E(2)(b) of this Article IV, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Common Stock, if such Transfer had been valid under Subparagraph E(2)(a) of this Article IV.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Subparagraph E(2)(b) of this Article IV, the record holder of the shares of Common Stock if such Transfer had been valid under Subparagraph E(2)(a) of this Article IV.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which (1) the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT and (2) such determination is approved by the affirmative vote of the holders of not less than two-thirds of the shares of the Corporation’s capital stock outstanding and entitled to vote thereon.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Common Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Common Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Common Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Common Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Subparagraph E(3) of this Article IV.

“Trustee” shall mean any Person unaffiliated with the Corporation, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Corporation to serve as trustee of a Trust.

2. Restriction on Ownership and Transfers.

(a) From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(i) except as provided in Subparagraph E(9) of this Article IV, no Person shall Beneficially Own Common Stock in excess of the Ownership Limit;

(ii) except as provided in Subparagraph E(9) of this Article IV, no Person shall Constructively Own in excess of 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock of the Corporation; and

(iii) no Person shall Beneficially or Constructively Own Common Stock to the extent that such Beneficial or Constructive Ownership would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(b) If, during the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange (“NYSE”)) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Common Stock in violation of Subparagraph E(2)(a) of this Article IV, (i) then that number of shares of Common Stock that otherwise would cause such Person to violate Subparagraph E(2)(a) of this Article IV (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Subparagraph E(3), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Common Stock in violation of Subparagraph E(2)(a) of this Article IV, then the Transfer of that number of shares of Common Stock that otherwise would cause any Person to violate Subparagraph E(2)(a) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(c) Subject to Paragraph K of this Article IV and notwithstanding any other provisions contained herein, during the period commencing on the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of Common Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Common Stock.

(d) It is expressly intended that the restrictions on ownership and Transfer described in this Subparagraph E(2) of Article IV shall apply to the redemption/exchange rights provided in Section 8.6 of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership for Common Stock if the actual or beneficial or Beneficial or Constructive ownership of Common Stock would be prohibited under the provisions of this Article IV.

3. Transfers of Common Stock in Trust.

(a) Upon any purported Transfer or other event described in Subparagraph E(2)(b) of this Article IV, such Common Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Subparagraph E(2)(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Subparagraph E(3)(f) of this Article IV.

(b) Common Stock held by the Trustee shall be issued and outstanding Common Stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Common Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Common Stock held in the Trust.

(c) The Trustee shall have all voting rights and rights to dividends with respect to Common Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Common Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Common Stock held in the Trust and, subject to Maryland law, effective as of the date the Common Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Common Stock prior to the discovery by the Corporation that the Common Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IV, until the Corporation has received notification that the Common Stock has been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(d) Within 20 days of receiving notice from the Corporation that shares of Common Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Common Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares of Common Stock will not violate the ownership limitations set forth in Subparagraph E(2)(a). Upon such sale, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Subparagraph E(3)(d). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Common Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that shares of such Common Stock have been transferred to the Trustee, such shares of Common Stock are sold by a Purported Record Transferee then (x) such shares of Common Stock shall be deemed to have been sold on behalf of the Trust and (y) to the extent that the Purported Record Transferee received an amount for such shares of Common Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Subparagraph E(3)(d), such excess shall be paid to the Trustee upon demand.

(e) Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Common Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Common Stock at Market Price, the Market Price of such shares of Common Stock on the day of the event which resulted in the transfer of such shares of Common Stock to the Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the shares of Common Stock held in the Trust pursuant to Subparagraph E(3)(d). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Common Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Common Stock shall thereupon be paid to the Charitable Beneficiary.

(f) By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Common Stock held in the Trust would not violate the restrictions set forth in Subparagraph E(2)(a) in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Code.

4. Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Subparagraph E(2) of this Article IV or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Subparagraph E(2) of this Article IV, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem shares of Common Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Subparagraph E(2)(a) of this Article IV, shall automatically result in the transfer to a Trust as described in Subparagraph E(2)(b) and any Transfer in violation of Subparagraph E(2)(c) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

5. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares in violation of Subparagraph E(2) of this Article IV, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Subparagraph E(2)(b) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

6. Owners Required to Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of shares of Common Stock and each Person (including the stockholder of record) who is holding shares of Common Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of Common Stock on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit, or such other limit as provided from time to time in these Articles of Restatement or as otherwise permitted by the Board of Directors.

7. Remedies Not Limited. Nothing contained in this Article IV (but subject to Paragraph K of this Article IV) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

8. Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Paragraph E of this Article IV, including any definition contained in Subparagraph E(1), the Board of Directors shall have the power to determine the application of the provisions of this Paragraph E with respect to any situation based on the facts known to it (subject, however, to the provisions of Paragraph K of this Article IV). In the event Paragraph E requires an action by the Board of Directors and these Articles of Restatement fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Paragraph E. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Subparagraph E(2)(b)) acquired Beneficial or Constructive Ownership of Common Stock in violation of Subparagraph E(2)(a), such remedies (as applicable) shall apply first to the shares of Common Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Common Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Common Stock based upon the relative number of the shares of Common Stock held by each such Person.

9. Exceptions.

(a) Subject to Subparagraph E(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning shares of Common Stock in excess of the Ownership Limit if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such shares of Common Stock will violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Subparagraph E(2) of this Article IV) or attempted violation will result in such Common Stock being transferred to a Trust in accordance with Subparagraph E(2)(b) of this Article IV.

(b) Subject to Subparagraph E(2)(a)(iii), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Common Stock in excess of 9.8% (by value or by number of shares of Common Stock, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation, if such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Common Stock being transferred to a Trust in accordance with Subparagraph E(2)(b) of this Article IV. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Subparagraph E(9)(b) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Common Stock in excess of 9.8% of the outstanding shares of Common Stock if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year, after taking into account the effect of this sentence with respect to all other Common Stock to which this sentence applies.

(c) Prior to granting any exception pursuant to Subparagraph E(9)(a) or (b) of this Article IV, the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

F. Preemptive Rights. No holder of shares of stock of any class shall have any preemptive or preferential right to subscribe or to purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class or series, confer any preemptive or preferential right that the Board of Directors may deem advisable in connection with such issuance.

G. Legends. Each certificate for Common Stock and Preferred Stock shall bear the following legends:

Class of Stock

THE CORPORATION IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE CORPORATION’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION HAS THE AUTHORITY TO ISSUE AND, IF THE CORPORATION IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

Restriction on Ownership and Transfer

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CORPORATION’S CHARTER, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 7.0% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE CORPORATION’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE CORPORATION; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE CORPORATION BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE CORPORATION BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE CORPORATION MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE CHARTER OF THE CORPORATION SHALL HAVE THE MEANINGS ASCRIBED TO

THEM IN THE CHARTER OF THE CORPORATION, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

H. Exchange of OP Units. So long as the Corporation remains the general partner of the Operating Partnership, the Board of Directors of the Corporation is hereby expressly vested with authority (subject to the restrictions on ownership, transfer and redemption of Common Stock set forth in this Article IV) to issue, and shall issue to the extent provided in the Partnership Agreement, Common Stock in exchange for the units into which partnership interests of the Operating Partnership are divided (the “OP Units”), and as the same may be adjusted, as provided in the Partnership Agreement.

I. Reservation of Shares. Pursuant to the obligations of the Corporation under the Partnership Agreement to issue Common Stock in exchange for OP Units, the Board of Directors is hereby required to reserve and authorize for issuance a sufficient number of authorized but unissued shares of Common Stock to permit the Corporation to issue Common Stock in exchange for OP Units that may be exchanged for or converted into Common Stock as provided in the Partnership Agreement.

J. Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

K. NYSE. Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange. The shares of Common Stock that are the subject of such transaction shall continue to be subject to the provisions of this Article IV after such settlement.

ARTICLE V

CORPORATE EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI

BOARD OF DIRECTORS

A. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The Corporation shall have a board of six (6) directors until that number is increased or decreased in accordance with the Bylaws of the Corporation, or as contemplated by the provisions of Paragraph D of this Article VI. However, the number of directors shall never be less than the minimum number required by the MGCL. At least a majority of the directors shall be Independent Directors (as defined in the next sentence). An

Independent Director is a director who is not an employee, officer or affiliate of the Corporation or Kilroy Industries or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation on a continuing basis from the Corporation in addition to director’s fees. The following persons shall be the directors of the Corporation until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal:

John B. Kilroy, Sr.

John B. Kilroy, Jr.

Dale F. Kinsella

William P. Dickey

Edward F. Brennan, Ph.D.

Scott S. Ingraham

B. Each director (other than any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof), shall serve until the next annual meeting of stockholders following his election and until his successor is elected and qualified, or until his earlier death, retirement, resignation or removal.

C. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors or any agreement relating to the right to designate nominees for election to the Board of Directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement or resignation), such vacancy may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the Board of Directors. In the case of a vacancy created by the removal of a director, the vacancy shall be filled by the stockholders at the next annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose, provided, however, that such vacancy may be filled by the affirmative vote of a majority of the remaining directors (subject to approval by the stockholders at the next annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose). A director so elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, retirement, resignation or removal. If the stockholders of any class or series of Preferred Stock are entitled separately to elect one or more directors, the stockholders of that class or series shall fill a vacancy on the Board of Directors which results from the removal of a director elected by that class or series.

D. During any period when the holders of any class of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by that number of such additional directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such class, whenever the holders of any class of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the term of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VII

RELATED PARTY TRANSACTIONS

Without limiting any other procedures available by law or otherwise to the Corporation, the Board of Directors may authorize any agreement or other transaction with any person, corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization, although one or more of the directors or officers of the Corporation may be a party to any such agreement or an officer, director, stockholder, member or partner (general or limited) of such other party (an “Interested Officer/Director”), and no such agreement or transaction shall be invalidated or rendered void or voidable solely by reason of the existence of any such relationship if: (i) the existence is disclosed or known to the Board of Directors, and the contract or transaction is authorized, approved or ratified by the affirmative vote of not less than a majority of the disinterested directors, even if they constitute less than a quorum of the Board of Directors; (ii) the existence is disclosed to the stockholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of the shares held of record by the Interested Officers/Directors or by any corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization in which any Interested Officer/Director is a director or has a material financial interest; or (iii) the contract or transaction is fair and reasonable to the Corporation. Any Interested Officer/Director, or the stock owned by them or by a corporation, association, company, trust, limited liability company, partnership (limited or general) or other organization in which an Interested Officer/Director may have an interest, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee of the Board of Directors or at a meeting of the stockholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

ARTICLE VIII

DIRECTOR AND OFFICER LIABILITY; INDEMNIFICATION

A. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter of the Corporation or the Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

B. The Corporation shall indemnify, in the manner and to the maximum extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative, or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation or that such person while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust or other enterprise. To the maximum extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter of the Corporation or the Bylaws of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of this Paragraph B of Article VIII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

The indemnification and reimbursement of expenses provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person against any liability and expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Charter of the Corporation or the Bylaws of the Corporation, a vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity as an officer or director and as to action in another capacity, at the request of the Corporation, while acting as an officer or director of the Corporation.

ARTICLE IX

ELECTION OF DIRECTORS

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE X

CERTAIN POWERS OF THE DIRECTORS

A. Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter of the Corporation and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

B. REIT Qualification. Subject to Paragraph K of Article IV hereof, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT and such determination is approved by the affirmative vote of holders of at least two-thirds of the shares of the Corporation’s capital stock outstanding and entitled to vote thereon, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article IV is no longer required for REIT qualification.

C. Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

D. Irrevocable Resolutions. The Board of Directors may designate any of its resolutions to be “irrevocable.” Resolutions so designated may not be revoked subsequently by the Board of Directors without the approval of the issued and outstanding shares of Common Stock of the Corporation by the affirmative vote of a majority of all votes entitled to be cast in respect of such shares of Common Stock.

ARTICLE XI

REMOVAL OF DIRECTORS

Subject to the rights of one or more classes or series of Preferred Stock to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least two thirds of the votes entitled to be cast in the election of directors.

ARTICLE XII

AMENDMENTS

Subject to the provisions hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, repeal, or rescind any provision of its Charter, in the manner now or hereafter prescribed by law, including without limitation any amendment altering the terms or contract rights, as expressly set forth in the Charter of the Corporation, of any outstanding shares of stock; and other provisions authorized or permitted by the laws of the State of Maryland at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to the Charter of the Corporation in its present form or as hereafter amended are granted subject to this reservation.

THIRD: These Articles of Restatement do not amend the Charter.

FOURTH: Under Section 2-608(c) of the MGCL, upon any restatement of the Charter, the Corporation may omit from such restatement all provisions thereof that relate solely to a class of stock if, at the time, there are no shares of the class outstanding and the Corporation has no authority to issue any shares of such class. There are no shares of the Corporation’s 8.075% Series A Cumulative Redeemable Preferred Stock (the “Original Series A Preferred Stock”) outstanding and the Corporation has no authority to issue any shares of Original Series A Preferred Stock. Pursuant to Articles Supplementary dated March 5, 2004 and filed with the Department on March 11, 2004, a conformed copy of which is attached hereto as Exhibit I, the Board of Directors reclassified 1,500,000 authorized but unissued shares of Preferred Stock previously classified and designated as Original Series A Preferred Stock as a separate class of Preferred Stock designated as “7.45% Series A Cumulative Redeemable Preferred Stock”; and pursuant to Articles Supplementary dated March 10, 2004 and filed with the Department on March 11, 2004, the Board of Directors reclassified 200,000 authorized but unissued shares of Preferred Stock previously classified and designated as Original Series A Preferred Stock as Preferred Stock of the Corporation without further designation, nor any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, other than those, if any, applicable to shares of Preferred Stock of the Corporation generally. In addition, there are no shares of the Corporation’s Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”), 9 3/8% Series C Cumulative

Redeemable Preferred Stock (the “Series C Preferred Stock”) or 9 1/ 4% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) outstanding and the Corporation has no authority to issue any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. All Charter provisions that relate solely to the Corporation’s Original Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been omitted from the foregoing restatement of the Charter.

FIFTH: The foregoing restatement of the Charter has been approved by a majority of the entire Board of Directors.

SIXTH: The current address of the principal office of the Corporation is as set forth in Article II of the foregoing restatement of the Charter.

SEVENTH: The name and address of the Corporation’s current resident agent is as set forth in Article II of the foregoing restatement of the Charter.

EIGHTH: There are currently six (6) directors of the Corporation, and the names of those directors currently in office are as follows: John B. Kilroy, Sr., John B. Kilroy, Jr., Dale F. Kinsella, William P. Dickey, Edward F. Brennan, Ph.D. and Scott S. Ingraham.

NINTH: The undersigned Executive Vice President acknowledges these Articles of Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive or Vice President acknowledges that to the best of his knowledge, information, and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Executive Vice President and attested to by its Assistant Secretary as of the 2nd day of February, 2010.

ATTEST:	KILROY REALTY CORPORATION

/s/ Tamara J. Porter	By:	/s/ Tyler H. Rose	(SEAL)
Tamara J. Porter, Assistant Secretary		Tyler H. Rose, Executive Vice President

EXHIBIT I

7.45% Series A Cumulative Redeemable Preferred Stock

KILROY REALTY CORPORATION

ARTICLES SUPPLEMENTARY

1,500,000 SHARES

7.45% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

Kilroy Realty Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: By or as contemplated by Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on February 6, 1998 (the “February 6, 1998 Articles Supplementary”), the Corporation classified 1,500,000 shares of its authorized but unissued Preferred Stock, par value $.01 per share (“Preferred Stock”), as a separate class of Preferred Stock designated as “8.075% Series A Cumulative Redeemable Preferred Stock”, and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such shares, all as set forth in the February 6, 1998 Articles Supplementary. By or as contemplated by Articles Supplementary filed with the Department on April 20, 1998 (the “April 20, 1998 Articles Supplementary”, and together with the February 6, 1998 Articles Supplementary, the “Prior Articles Supplementary”), the Corporation classified an additional 200,000 shares of its authorized but unissued Preferred Stock as “8.075% Series A Cumulative Redeemable Preferred Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions, identical to those as set forth in the February 6, 1998 Articles Supplementary. Correspondingly, and pursuant to or as contemplated by the Prior Articles Supplementary, there were classified as a separate class of Preferred Stock an aggregate of 1,700,000 shares designated as “8.075% Series A Cumulative Redeemable Preferred Stock.”

SECOND: As of the date hereof, no shares of Preferred Stock of the Corporation previously classified or designated as 8.075% Series A Cumulative Redeemable Preferred Stock pursuant to or as contemplated by the Prior Articles Supplementary have been issued by the Corporation, and accordingly, no such shares are either issued or outstanding as of the date hereof.

THIRD: Pursuant to the authority expressly vested in the Board of Directors by the Company by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on January 21, 1997, as amended, modified and supplemented to date (the “Charter”), and Section 2-105 of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”), the Board of Directors of the Company and/or a duly authorized committee thereof (the “Board of Directors”), by resolutions duly adopted on February 10, 2004 and March 1, 2004, has determined it to be in the best interest of the Corporation that 1,500,000 shares of Preferred Stock of the Corporation previously classified and designated as 8.075% Series A Cumulative Redeemable Preferred Stock pursuant to or as contemplated by the Prior Articles Supplementary, be reclassified, and to that end (i) reclassified such previously classified shares as a separate class of Preferred Stock to be designated as the “7.45% Series A Cumulative Redeemable Preferred Stock”, (ii) authorized the issuance of a maximum of 1,500,000 shares of such class of Preferred Stock, and (iii) set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such class of Preferred Stock. As a result of the reclassification as aforesaid and as contemplated herein of 1,500,000 shares of Preferred Stock previously classified and designated as 8.075% Series A Preferred Stock, 200,000 shares of Preferred Stock shall continue or remain classified or designated as “8.075% Series A Cumulative Redeemable Preferred Stock”, and in lieu of the 1,500,000 shares of 8.075% Series A Cumulative Redeemable Preferred Stock there shall be 1,500,000 shares of Preferred Stock reclassified as a separate class of Preferred Stock designated as “7.45% Series A Cumulative Redeemable Preferred Stock.”

FOURTH: The class of Preferred Stock of the Company created by the resolutions duly adopted by the Board of Directors of the Company and referred to in Article THIRD of these Articles Supplementary shall have the following designation, number of shares, preferences, conversion and other rights, voting powers, restrictions and limitation as to dividends, qualifications, terms and conditions of redemption and other terms and conditions:

Section 1. Designation And Number. A series of Preferred Stock, designated the “7.45% Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock”) is hereby established. The number of shares of Series A Preferred Stock shall be 1,500,000.

Section 2. Rank. The Series A Preferred Stock will, with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, or both, rank senior to all classes or series of Common Stock (ad defined in the Charter) and to all classes or series of equity securities of the Company now or hereafter authorized, issued or outstanding, other than any class or series of equity securities of the Company expressly designated as ranking on a parity with or senior to the Series A Preferred Stock as to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, or both. For purposes of these Articles Supplementary, the term “Parity Preferred Stock” shall be used to refer to any class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with Series A Preferred Stock with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, or both, as the context may require. The term “equity securities” does not include debt securities, which will rank senior to the Series A Preferred Stock prior to conversion.

Section 3. Distributions. (a) Payment of Distributions. Subject to the rights of holders of Parity Preferred Stock as to the payment of distributions and holders of equity securities ranking senior to the Series A Preferred Stock as to payment of distributions, holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Company, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate per annum of 7.45% of the $50.00 liquidation preference per share of Series A Preferred Stock. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable quarterly in arrears, on or before the 15th of February, May, August and November of each year and, in the event of a redemption, on the redemption dates

(each a “Preferred Stock Distribution Payment Date”), commencing in each case on the first Preferred Stock Distribution Payment Date after the original date of issuance. The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series A Preferred Stock is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A Preferred Stock will be made to the holders of record of the Series A Preferred Stock on the relevant record dates, which, unless otherwise provided by the Company with respect to any distribution, will be 15 Business Days prior to the relevant Preferred Stock Distribution Payment Date (each a “Distribution Record Date”). Notwithstanding anything to the contrary set forth herein, each share of Series A Preferred Stock shall also continue to accrue all accrued and unpaid distributions up to the exchange date on any Series A Preference Unit (as defined in the Fifth Amended and Restated Limited Partnership Agreement of Kilroy Realty, L.P. dated as of March 5, 2004 (the “Fifth Amendment”)) validly exchanged into such share of Series A Preferred Stock in accordance with the provisions of such Fifth Amendment.

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York or Los Angeles, California are authorized or required by law, regulation or executive order to close.

(b) Limitation on Distributions. No distributions on the Series A Preferred Stock shall be declared or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series A Preferred Stock will accrue whether or not the terms and provisions set forth in SECTION 3(b) hereof at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Stock will accumulate as of the Preferred Stock Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

(d) Priority as to Distributions. (i) So long as any Series A Preferred Stock is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock or any class or series of other stock of the Company ranking junior as to the payment of distributions to the

Series A Preferred Stock (such Common Stock or other junior stock, collectively, “Junior Stock”) nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Stock, any Parity Preferred Stock with respect to distributions or any Junior Stock, unless, in each case, all distributions accumulated on all Series A Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of distributions have been paid in full. The foregoing sentence will not prohibit (i) distributions payable solely in Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into stock of the Company ranking junior to the Series A Preferred Stock as to distributions, and (iii) purchase by the Company of such Series A Preferred Stock, Parity Preferred Stock with respect to distributions or Junior Stock pursuant to Article IV.E. of the Charter with respect to the Common Stock and comparable Charter provisions with respect to other classes of capital stock of the Company to the extent required to preserve the Company’s status as a real estate investment trust.

(ii) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock, all distributions authorized and declared on the Series A Preferred Stock and all classes or series of outstanding Parity Preferred Stock with respect to distributions shall be authorized and declared so that the amount of distributions authorized and declared per share of Series A Preferred Stock and such other classes or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series A Preferred Stock and such other classes or series of Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Preferred Stock do not have cumulative distribution rights) bear to each other.

(e) No Further Rights. Holders of Series A Preferred Stock shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

Section 4. Liquidation Preference. (a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and subject to equity securities ranking senior to the Series A Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Company, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of shares of the Company that ranks junior to the Series A Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Company, an amount equal to the sum of (i) a liquidation preference of $50 per share of Series A Preferred Stock, and (ii) an amount equal to any accumulated and unpaid distributions thereon to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series A Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Company, all payments of liquidating distributions on the Series A Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series A Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the respective rights of the Series A Preferred Stock and such other Parity Preferred Stock (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such Parity Preferred Stock do not have cumulative distribution rights) upon liquidation, dissolution or winding-up of the Company bear to each other.

(b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the same transfer records of the Company.

(c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company.

(d) Consolidation, Merger or Certain Other Transactions. The consolidation or merger or other business combination of the Company with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

(e) Permissible Distributions. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Company whose preferential rights upon dissolution are superior to those receiving the distribution.

Section 5. Optional Redemption. (a) Right of Optional Redemption. The Series A Preferred Stock may not, subject to Section 7 hereof and except as provided in Section 5(c) hereof, be redeemed prior to September 30, 2009. On or after such date, the Company shall have the right to redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ written notice, at a redemption price, payable in cash, equal to $50 per share of Series A Preferred Stock plus accumulated and unpaid distributions to the date of redemption (“Redemption Price”). If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

(b) Limitation on Redemption. (i) The redemption price of the Series A Preferred Stock (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the Company and from no other source. For purposes of the preceding sentence, “capital stock” means any equity securities (including Common Stock and Preferred Stock), shares, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

(ii) Subject to Section 7 hereof, the Company may not redeem fewer than all of the outstanding shares of Series A Preferred Stock (pursuant to Section 5(a) or (c) hereof) unless all accumulated and unpaid distributions have been paid on all Series A Preferred Stock for all quarterly distribution periods terminating on or prior to the date of redemption.

(c) Redemption at the Option of the Holder. Notwithstanding any provision herein to the contrary but expressly subject to the limitations set forth in this Section 5(c), so long as any Series A Preferred Stock remains outstanding, in the event of the occurrence of a Covered Transaction (defined below), the Company shall offer to redeem, on the date such Covered Transaction is completed or occurs, all of the Series A Preferred Stock outstanding at the Redemption Price, payable in cash, provided, however, that the Company shall only be obligated to effect such redemption if the redemption of the Series A Preferred Stock was elected in writing by the holders of not less than a majority of the then outstanding Series A Preferred Stock in accordance with this Section 5(c). The payment of any portion of the Redemption Price shall be subject only to the prior right of payment of outstanding indebtedness, as applicable, and the restrictions or limitations imposed upon such payment by applicable law or otherwise under these Articles Supplementary or the terms applicable to any Parity Preferred Stock. The Company shall give written notice of a Covered Transaction to each of the respective holders of record of the Series A Preferred Stock, at their respective addresses as they appear on the transfer records of the Company, by the earlier of (i) not less than thirty (30) days prior to the completion or occurrence of a Covered Transaction, if such completion or occurrence is known, or (ii) as soon as practicable after the completion or occurrence of a Covered Transaction. Such notice shall not set forth any non-public information concerning such Covered Transaction. Each of the holders of record of the Series A Preferred Stock shall have until 5:00 p.m. (PST) on the fifteenth (15th) day following receipt of such notice from the Company, to give the Company notice of such holder’s election that the Series A Preferred Stock be redeemed. Notwithstanding any provision herein to the contrary, with respect to a Covered Transaction that arises under clause (c) of the definition of Covered Transaction set forth below, in the event that the Company so fails to qualify as a real estate investment trust for any reason other than an affirmative election by the Company not to qualify, (a) the Company shall give notice of the occurrence of a Covered Transaction to each of the holders of record of the Series A Preferred Stock within 15 days after discovery of such failure to qualify, (b) each of the holders of record of the Series A Preferred Stock shall have until 5:00 p.m. (PST) on the fifteenth (15th) day following receipt of such notice from the Company, to give the Company notice of such holder’s election that the Series A Preferred Stock be redeemed and (c) if the holders of not less than a majority of the then outstanding Series A Preferred Stock have elected to have the Series A Preferred Stock redeemed, the Series A Preferred Stock shall be redeemed on a date not later than 45 days following the date of discovery of the Company’s failure to qualify.

For purposes of this Section 5(c), the term “Covered Transaction” shall mean (a) the Company’s completion of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in which, as a result of such transaction, the Company’s common stock is no longer registered under Section 12 of the

Exchange Act, except that this clause (a) shall not apply to any delisting of the Company’s common stock from the New York Stock Exchange or any national securities exchange (as defined in the Exchange Act), (b) the completion of any transaction or series of transactions that would result in a Reorganization Event (defined below) of the Company or (c) the Company’s failure (or election not) to qualify as a real estate investment trust as defined in Section 856 (or any successor section) of the Internal Revenue Code of 1986, as amended.

For purposes of this Section 5(c), the term “Reorganization Event” shall mean (x) any sale or other disposition of all or substantially all of the assets of the Company, as the case may be, to an entity that is not an Affiliate of the Company; or (y) any consolidation, amalgamation, merger, business combination, share exchange, reorganization or similar transaction involving the Company pursuant to which the stockholders of the Company immediately prior to the consummation of such transaction will own less than a majority of the equity interests in the entity surviving such transaction; provided, however, a Reorganization Event shall not include any transaction contemplated by clauses (x) or (y) of this definition if the surviving entity has unsecured debt outstanding which is rated at least the lowest credit rating level established as investment grade by at least two of Standard & Poor’s, Moody’s Investor Service and Fitch Ratings (it being understood that as of the date of these Articles Supplementary the lowest investment grade rating of Standard & Poor’s is BBB-, the lowest investment grade rating of Moody’s is Baa3 and the lowest investment grade rating of Fitch Ratings is BBB-) and such rating has been reaffirmed in light of the contemplated transaction.

(d) Procedures for Redemption. (i) Notice of redemption will be (i) faxed, and (ii) mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series A Preferred Stock to be redeemed, (iv) the place or places where such shares of Series A Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series A Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid distributions will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(ii) If the Company gives a notice of redemption in respect of Series A Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably in trust for the benefit of the Series A Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid distributions, if any, on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid distributions, if any, on such shares to the holders of the

Series A Preferred Stock upon surrender of the Series A Preferred Stock by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series A Preferred Stock or portions thereof called for redemption, unless the Company defaults in the payment thereof. If any date fixed for redemption of Series A Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series A Preferred Stock is improperly withheld or refused and not paid by the Company, distributions on such Series A Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

(e) Status of Redeemed Stock. Any Series A Preferred Stock that shall at any time have been redeemed shall after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

Section 6. Voting Rights. (a) General. Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below.

(b) Right to Elect Directors. If at any time full distributions shall not have been timely made on any Series A Preferred Stock with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, (a “Preferred Distribution Default”), the holders such Series A Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will have the right to elect two additional directors to serve on the Company’s Board of Directors (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock or any such class or series of Parity Preferred Stock or at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series A Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full. A distribution in respect of Series A Preferred Stock shall be considered timely made if made within two (2) Business Days after the applicable Preferred Stock Distribution Payment Date if at time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made at the applicable Preferred Stock Distribution Date. If and when all accumulated distributions and the distribution for the current distribution period on the Series A Preferred Stock shall have been paid in full or set aside for payment in full, the holders of the Series A Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Director shall each be entitled to one vote per director on any manner.

(c) Certain Voting Rights. So long as any Series A Preferred Stock remains outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Stock outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking prior to the Series A Preferred Stock with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, (ii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to a an affiliate of the Company, or (iii) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Company’s Charter (including these Articles Supplementary) or By-laws, whether by merger, consolidation or otherwise, in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iii) above, so long as (a) the Company is the surviving entity and the Series A Preferred Stock remains outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of any state and substitutes the Series A Preferred Stock for other preferred stock having substantially the same terms and same rights as the Series A Preferred Stock, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed materially and adversely affect such rights, privileges or voting powers of the holders of the Series A Preferred Stock and provided further that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (b) on a parity with the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Preferred Stock is not issued to a affiliate of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. for the purposes of this Section 7 of these Articles Supplementary, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Beneficial Ownership Limit” shall mean 7.0% (by value) of the outstanding shares capital stock the Company.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series A Preferred Stock by a Person who is or would be treated as an owner of such Series A Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Constructive Ownership Limit” shall mean 9.8% (by value) of the outstanding shares of capital stock the Company.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Series A Preferred Stock on the trading day immediately preceding the relevant date, or if the Series A Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series A Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series A Preferred Stock may be traded, or if the Series A Preferred Stock is not then traded over any exchange or quotation system, then the market price of the Series A Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“MGCL” shall mean the MARYLAND GENERAL CORPORATION LAW, as amended from time to time, and any successor statute hereafter enacted.

“Operating Partnership” shall mean Kilroy Realty, L.P., a Delaware limited partnership.

“Partnership Agreement” shall mean the Agreement of Limited Partnership of the Operating Partnership, as such agreement may be amended from time to time.

“Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series A Preferred Stock provided that the ownership of such shares of Series A Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series A Preferred Stock for another Person who is the beneficial transferee or owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the record holder of the Series A Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code and, for purposes of taxation of the Company under applicable state law, comparable provisions of the law of such state.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, transfer, gift, assignment, devise or other disposition of Series A Preferred Stock, (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series

A Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series A Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which results in changes in Beneficial or Constructive Ownership of Series A Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 7(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date:

(A) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Beneficially Own Series A Preferred Stock which, taking into account any other capital stock of the Company Beneficially Owned by such Person, would cause such ownership to exceed the Beneficial Ownership Limit;

(B) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Constructively Own Series A Preferred Stock which, taking into account any other capital stock of the Company Constructively Owned by such Person, would cause such ownership to exceed the Constructive Ownership Limit;

(C) no Person shall Beneficially or Constructively Own Series A Preferred Stock which, taking into account any other capital stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more partnerships) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of state law).

(ii) If, prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange (“NYSE”)) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series A Preferred Stock in violation of Section

7(b)(i) of these Articles Supplementary, (1) then that number of shares of Series A Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series A Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series A Preferred Stock that otherwise would cause any Person to violate Section 7(b)(1) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series A Preferred Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the capital stock of the Company being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series A Preferred Stock.

(iv) It is expressly intended that the restrictions on ownership and Transfer described in this Section 7(b) shall apply to the exchange rights provided in Section 16.7 of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership for Series A Preferred Stock if the actual or beneficial or Beneficial or Constructive Ownership of Series A Preferred Stock would be prohibited under the provisions of this Section 7.

(c) Transfers of Series A Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 7(b)(ii) of these Articles Supplementary, such Series A Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee, or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi) of these Articles Supplementary.

(ii) Series A Preferred Stock held by the Trustee shall be issued and outstanding Series A Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of Series A Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series A Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series A Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Company that shares of Series A Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series A Preferred Stock. Any dividends or distribution so paid over to the Trustee shall be held in trust for the Charitable Beneficiary.

The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series A Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series A Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series A Preferred Stock prior to the discovery by the Company that the Series A Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series A Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes to stockholders.

(iv) Within 20 days of receiving notice from the Company that shares of Series A Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series A Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series A Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the shares of Series A Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series A Preferred Stock at Market Price, the Market Price of such shares of Series A Preferred Stock on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series A Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series A Preferred Stock have been transferred to the Trustee, such shares of Series A Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series A Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series A Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series A Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series A Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series A Preferred Stock at Market Price, the Market Price of such shares of Series A Preferred Stock on the day of the event which resulted in the transfer of such shares of Series A Preferred Stock to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the shares of Series A Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series A Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series A Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable beneficiary of the interest in the Trust such that (i) the Series A Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary and (ii) each charitable Beneficiary is an organization described in Sections 170(l)(A), 170(c)(2) or 501(c)(3) of the Code.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series A Preferred Stock of the Company in violation of Section 7(b) of these Articles Supplementary, the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series A Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 7(b)(ii) and any Transfer in violation of Section 7(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series A Preferred Stock in violation of Section 7(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series A Preferred Stock and each Person (including the shareholder of record) who is holding Series A Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 7(n) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its shareholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of these Articles Supplementary, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provision of Section 7(n) of these Articles Supplementary). In the event Section 7 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series A Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series A Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series A Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series A Preferred Stock based upon the relative number of the shares of Series A Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 7(b)(i)(C), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning shares of Series A Preferred Stock in violation of Section 7(b)(i)(A) if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership of such shares of Series A Preferred Stock will violate Section 7(b)(i)(A) or that any such violation will not cause the Company to fail to qualify as a REIT under the Code, and agrees that any violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b) of these Articles Supplementary) or attempted violation will result in such Series A Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary.

(ii) Subject to Section 7(b)(i)(C), the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Series A Preferred Stock in violation of Section 7(b)(i)(B), if such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned in whole or in part by the Company) that would cause the Company to own, actually or Constructively more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Company obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and agrees that any violation or attempted violation will result in such Series A Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary. Notwithstanding the foregoing, the inability of a Person to make the certification described in this Section 7(i)(ii) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning Series A Preferred Stock in violation of Section 7(b)(i)(B) if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code and comparable provisions of applicable state law would affect the characterization of less than 0.5% of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Company in any taxable year, after taking into account the effect of this sentence with respect to all other capital stock of the Company to which this sentence applies.

(iii) Prior to granting any exception pursuant to Section 7(i)(i) or (ii) of these Articles Supplementary, the Board of Directors may require a ruling from the internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series A Preferred Stock shall bear the following legends:

Class of Stock

THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES

TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Restrictions on Ownership and Transfer

THE SHARES OF SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK WHICH, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OWNED BY SUCH PERSON, WOULD CAUSE SUCH OWNERSHIP TO EXCEED THE BENEFICIAL OWNERSHIP LIMIT OF 7%; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK WHICH, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD CAUSE SUCH OWNERSHIP TO EXCEED THE CONSTRUCTIVE OWNERSHIP LIMIT OF 9.8%; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SERIES A PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES A PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES A PREFERRED STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY

THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES A PREFERRED STOCK AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES A PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

(k) Exchange of Series A Preferred Units. So long as the Company remains the general partner of the Operating Partnership, the Board of Directors of the Company is hereby expressly vested with authority (subject to the restrictions on ownership, transfer and redemption of Series A Preferred Stock set forth in this Section 7) to issue, and shall issue to the extent provided in the Partnership Agreement, Series A Preferred Stock in exchange for Series A Preferred Units (as defined in the Partnership Agreement) (the “Series A Preferred Units”).

(l) Reservation of Shares. Pursuant to the obligations of the Company under the Partnership Agreement to issue Series A Preferred Stock in exchange for Series A Preferred Units, the Board of Directors is hereby required to reserve and authorize for issuance a number of authorized but unissued shares of Series A Preferred Stock not less than the number of Series A Preferred Units issued to permit the Company to issue Series A Preferred Stock in exchange for Series A Preferred Units that may be exchanged for or converted into Series A Preferred Stock as provided in the Partnership Agreement.

(m) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(n) NYSE. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series A preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 7 after such settlement.

(o) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series A Preferred Stock notwithstanding any contrary provisions of the Series A Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 8. No Conversion Rights. The holders of the Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Company.

Section 9. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series A Preferred Stock.

Section 10. No Preemptive Rights. No holder of the Series A Preferred Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

FIFTH: The Series A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

SIXTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SEVENTH: The undersigned Vice President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Senior Vice President and attested to by its Secretary on this 5th day of March, 2004.

KILROY REALTY CORPORATION

By:	/s/ Tyler H. Rose
Name: Tyler H. Rose
Title: Senior Vice President

[SEAL]

ATTEST:

/s/ Richard E. Moran, Jr.
Richard E. Moran, Jr.
Secretary

[SIGNATURE PAGE FOR ARTICLES SUPPLEMENTARY]

EXHIBIT II

7.80% Series E Cumulative Redeemable Preferred Stock

KILROY REALTY CORPORATION

ARTICLES SUPPLEMENTARY

1,610,000 SHARES OF

7.80% SERIES E CUMULATIVE REDEEMABLE PREFERRED STOCK

Kilroy Realty Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on January 21, 1997, as amended and supplemented (the “Charter”) and Section 2-105 of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”), the Board of Directors of the Company (the “Board of Directors”), by resolutions duly adopted on September 26, 2003, has authorized the classification and designation of up to 5,000,000 shares of the authorized but unissued preferred stock of the Company, par value $.01 per share (“Preferred Stock”) as a separate class of Preferred Stock and the issuance of a maximum of 5,000,000 shares of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, all powers of the Board of Directors with respect to classifying, designating, and setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms and conditions of, such class of Preferred Stock, and determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be classified and issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued.

SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions classifying and designating 1,610,000 shares of the authorized but unissued Preferred Stock as a separate class of Preferred Stock to be known as the “7.80% Series E Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 7.80% Series E Cumulative Redeemable Preferred Stock and authorizing the issuance of up to 1,610,000 shares of 7.80% Series E Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as 7.80% Series E Cumulative Redeemable Preferred Stock are as follows (the “Series E Terms”), which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “7.80% Series E Cumulative Redeemable Preferred Stock” (the “Series E Preferred Stock”) is hereby established. The number of shares of Series E Preferred Stock shall be 1,610,000.

Section 2. Rank. The Series E Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, rank: (i) senior to all classes or series of the Company’s common stock, par value $.01 per share (the “Common Stock”), the Company’s Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”) and all classes or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series E Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company; (ii) on parity with the Company’s 8.075% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 9.375% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), 9.250% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”) and any class or series of equity securities of the Company expressly designated as ranking on a parity with the Series E Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company; and (iii) junior to any class or series of equity securities of the Company expressly designated as ranking senior to the Series E Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company. For purposes of these Articles Supplementary (which upon any restatement of the Charter shall be referred to, where appropriate, as the Series E Terms), the term “Parity Preferred Stock” shall be used to refer to the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with Series E Preferred Stock with respect to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company. The term “equity securities” does not include debt securities, which will rank senior to the Series E Preferred Stock prior to conversion.

Section 3. Dividends.

(a) Payment of Dividends. Subject to the rights of holders of Parity Preferred Stock as to the payment of dividends and holders of equity securities ranking senior to the Series E Preferred Stock as to payment of dividends, holders of Series E Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available to the Company for the payment of dividends, cumulative preferential cash dividends at the rate per annum of 7.80% of the $25 liquidation preference per share of Series E Preferred Stock. All dividends shall be cumulative, shall accrue from the original date of issuance and shall be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on February 15, May 15, August 15 and November 15 of each year, commencing on the first of such dates to occur after the original date of issuance and, (ii) in the event of a redemption, on the redemption date (each a “Dividend Payment Date”). The amount of the dividend payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months, and, for any period shorter than a full quarterly period for which dividends are computed, the amount of the dividend payable will be prorated and computed on the basis of the actual number of days elapsed in such a period to ninety (90) days. If any date on which dividends are to be made on the Series E Preferred Stock is not a Business Day (as defined herein), then payment of the dividend to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Dividends on the Series E Preferred Stock will be made to the holders of record of the Series E Preferred Stock at the close of business on the relevant record dates, which, unless designated otherwise by the Board of Directors with respect to any dividend, will be fifteen (15) Business Days prior to the relevant Dividend Payment Date (each a “Dividend Record Date”). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series E Preferred Stock shall be entitled to receive, and shall receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series E Preferred Stock which is outstanding on such date.

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Limitations on Dividends. No dividends on the Series E Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Dividends Cumulative. Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not authorized or declared by the Board of Directors. Accrued but unpaid dividends on the Series E Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividends on the Series E Preferred stock which may be in arrears. Any dividend made on the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares that remains payable.

(d) Priority as to Dividends.

(i) Unless all dividends accumulated on all Series E Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of dividends have been paid in full, (i) no dividend of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock, the Series B Preferred Stock or any class or series of other stock of the Company ranking junior as to the payment of dividends to the Series E Preferred Stock and any series of outstanding Parity Preferred Stock (such Common Stock or other junior stock, collectively, “Junior Stock”), and (ii)

no cash or other property shall be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series E Preferred Stock, any Parity Preferred Stock as to payment of dividends, or any Junior Stock. Without limiting Section 6(c) hereof, the foregoing sentence will not prohibit (i) dividends payable solely in Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, and (iii) the purchase by the Company of such Series E Preferred Stock, Parity Preferred Stock or Junior Stock pursuant to the Charter to the extent necessary to preserve the Company’s status as a real estate investment trust.

(ii) So long as dividends have not been paid in full (and a sum sufficient for such full payment is not set apart for payment) upon the Series E Preferred Stock, all dividends authorized or declared upon the Series E Preferred Stock and all classes or series of outstanding Parity Preferred Stock as to the payment of dividends with the Series E Preferred Stock shall be authorized and declared pro rata so that the amount of dividends authorized and declared per share of Series E Preferred Stock and such other classes or series of outstanding Parity Preferred Stock shall in all cases bear to each other the same ratio that the sum of the liquidation preference plus accrued dividends per share on the Series E Preferred Stock bears to the sum of the liquidation preference plus accrued dividends per share on such other classes or series of outstanding Parity Preferred Stock (which, in any event, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Parity Preferred Stock does not have cumulative dividend rights).

(e) No Further Rights. Holders of Series E Preferred Stock shall not be entitled to any dividends, whether payable in cash, other property or otherwise, in excess of the full cumulative dividends described herein.

(f) Capital Gain Dividend. If, for any taxable year, the Company elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gain Amount”) of the total dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes and series of capital stock of the Company, then the portion of the Capital Gain Amount that shall be allocable to holders of the Series E Preferred Stock shall be the same proportion that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series E Preferred Stock for the year bears to the total amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes of series of stock of the Company for such year.

Section 4. Liquidation Preference.

(a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and subject to the rights of holders of any equity securities ranking senior to the Series E Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series E Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Company, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of stock of the Company that ranks junior to the Series E Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Company, an amount equal to the sum of (i) a liquidation preference of $25 per share of Series E Preferred Stock plus (ii) an amount equal to any accumulated and unpaid dividends thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series E Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Company, all payments of liquidating distributions on the Series E Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series E Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the sum of the liquidation preference plus accrued dividends per share on the Series E Preferred Stock bears to the sum of the liquidation preference plus accrued dividends per share on the other series of Parity Preferred Stock (which, in any event, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have cumulative dividend rights).

(b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series E Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.

(c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Company.

(d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

(e) Permissible Distributions. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Company whose preferential rights upon dissolution are superior to those receiving the distribution.

Section 5. Redemption.

(a) Optional Redemption. Subject to Section 7, the Series E Preferred Stock may not be redeemed prior to November 21, 2008; provided, however, that the foregoing shall not prevent the purchase by the Company of shares of Series E Preferred Stock in order to ensure that the Company continues to meet the requirements for qualification as a REIT for federal and state income tax purposes. On or after such date, the Company shall have the right to redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days written notice, at a redemption price, payable in cash, equal to $25 per share of Series E Preferred Stock plus accumulated and unpaid dividends, whether or not declared, up to and including the date of redemption. Except with respect to a redemption to preserve REIT qualification, if fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the shares of Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) by lot or by any other equitable method determined by the Company.

(b) Limitation on Redemption. Subject to Section 7 hereof, the Company may not redeem fewer than all of the outstanding shares of Series E Preferred Stock unless all accumulated and unpaid dividends have been paid on all outstanding Series E Preferred Stock for all quarterly dividend periods terminating on or prior to the date of redemption; provided, however, that the foregoing shall not prevent the purchase by the Company of shares of Series E Preferred Stock in order to ensure that the Company continues to meet the requirements for qualification as a REIT for federal and state income tax purposes. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series E Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c) Procedures for Redemption.

(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series E Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series E Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series E Preferred Stock to be redeemed, (iv) the place or places where the certificates evidencing shares of Series E Preferred Stock are to be surrendered for payment of the redemption price, (v) that dividends on the Series E Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series E Preferred Stock. If fewer than all of the shares of Series E Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series E Preferred Stock held by such holder to be redeemed.

(ii) If the Company gives a notice of redemption in respect of Series E Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably in trust for the benefit of the Series E Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid dividends, if any, on such shares to the date fixed for redemption (which if following the Dividend Record Date but preceding a Dividend Payment Date shall include accumulated and unpaid dividends through the applicable Dividend Payment Date), without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid dividends, whether or not declared, if any, on such shares to the holders of the Series E Preferred Stock upon surrender of the Series E Preferred Stock by such holders at the place designated in the notice of redemption. If less than all Series E Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series E Preferred Stock, evidencing the unredeemed Series E Preferred Stock without cost to the holder thereof. On and after the date of redemption, dividends will cease to accumulate on the Series E Preferred Stock or portions thereof called for redemption, unless the Company defaults in the payment thereof. If any date fixed for redemption of Series E Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid dividends in respect of the Series E Preferred Stock is improperly withheld or refused and not paid by the Company, dividends on such Series E Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid dividends.

(iii) If redemption is to be by lot and, as a result, any holder of shares of Series E Preferred Stock would have actual ownership or Constructive Ownership (as defined in Section 7(a)) in excess of the Ownership Limit (as defined in Section 7(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(i), because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series E Preferred Stock of such holder such that no holder will hold an amount of Series E Preferred Stock in excess of the Ownership Limit or such other limit, as applicable, subsequent to such redemption.

(iv) The holders of shares of Series E Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive dividends payable with respect to the shares of Series E Preferred Stock held on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or the Company’s default in the payment of such dividends. Except as provided above, the Company shall make no payment or allowance for any accumulated and unpaid dividends on the shares of Series E Preferred Stock to be redeemed.

(d) Status of Redeemed Stock. Any shares of Series E Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

Section 6. Voting Rights.

(a) General. Holders of the Series E Preferred Stock will not have any voting rights, except as set forth below.

(b) Right to Elect Directors.

(i) If at any time full dividends shall not have been timely made on any Series E Preferred Stock with respect to any six (6) prior quarterly dividend periods, whether or not consecutive, (a “Preferred Dividend Default”), the holders of such Series E Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock, which is on parity with the Series E Preferred Stock as to both dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, upon which like voting rights have been conferred and are exercisable (collectively with the Series E Preferred Stock, the “Parity Securities”), will have the right to elect two additional directors to serve on the Company’s Board of Directors (the “Preferred Stock Directors”). The Preferred Stock Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Stock Director will serve until his or her successor is duly elected and qualified or until such Preferred Stock Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Stock Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 6(b)(ii) below if the request is received more than ninety (90) days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within ninety (90) days of the date fixed for the Company’s next annual or special meeting of stockholders and (ii) at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such dividends in arrears and dividends for the current quarterly period on the Series E Preferred Stock and each such class or series of outstanding Parity Preferred Stock have been paid in full (or set apart for payment in full as described in Section 6(b)(iii) below). A dividend in respect of Series E Preferred Stock shall be considered timely made if made within two (2) Business Days after the applicable Dividend Payment if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Preferred Stock Dividend Date.

(ii) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series E Preferred Stock, a special meeting of the holders of Series E Preferred Stock and each class or series of other Parity Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten and not more than forty-five (45) days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series E Preferred Stock and other Parity Securities, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $50 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. As a result, each share of Series E Preferred Stock will be entitled to one-half of a vote. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series E Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series E Preferred Stock that would have been entitled to vote at such special meeting.

(iii) If and when all accumulated dividends and the dividend for the current dividend period on the Series E Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series E Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends in arrears and the dividends for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of Parity Securities, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series E Preferred Stock and other Parity Securities entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series E Preferred Stock and other Parity Securities entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Certain Voting Rights. So long as any Series E Preferred Stock remains outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series E Preferred Stock outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series E Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up or (ii) reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares referenced in clause (i) of this subsection (c), (iii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Company, or (iv) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Company’s Charter (including these Articles Supplementary) or Bylaws, whether by merger, consolidation or otherwise, in either (A) or (B) above in such a way that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iv) above, so long as (a) the Company is the surviving entity and the Series E Preferred Stock remains outstanding with the terms thereof unchanged or (b) the resulting, surviving or transferee entity is a corporation, business trust or other like entity organized under the laws of any state and substitutes for the Series E Preferred Stock other preferred stock having substantially the same terms and same rights as the Series E Preferred Stock, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect the rights, privileges or voting powers of the Series E Preferred Stock or the holders thereof; and provided, further, that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series E Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up or (b) on a parity with the Series E Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Company to the extent such Preferred Stock is not issued to an affiliate of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; and provided, further, that notwithstanding clauses (iii) or (iv) above, the Company may increase the authorized or issued amount of the Series E Preferred Stock and/or any Parity Preferred Stock, whether by amendment or supplementation of the Charter, these Articles Supplementary or otherwise, without any vote of the Series E Preferred Stock if all such additional shares (a) remain unissued, and/or (b) are issued to an underwriter in a public offering registered with the Securities and Exchange Commission. In any matter in which the holders of the Series E Preferred Stock shall be entitled to vote (as provided herein), including any action by written consent, each share of Series E Preferred Stock shall have one vote per share, except that when shares of any other series of preferred stock shall have the right to vote with the Series E Preferred Stock as a single class on any matter, then the Series E Preferred Stock and such other series shall have with respect to such matters one vote per $50.00 of stated liquidation preference, resulting in each share of Series E Preferred Stock being entitled to one-half of a vote.

(d) No Voting Rights After Redemption. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required would occur, all outstanding shares of Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 7 of these Articles Supplementary, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Series E Preferred Stock by a Person who is or would be treated as an owner of such Series E Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series E Preferred Stock by a Person who is or would be treated as an owner of such Series E Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Series E Preferred Stock on the trading day immediately preceding the relevant date, or if the Series E Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series E Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series E Preferred Stock may be traded, or if the Series E Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series E Preferred Stock on the relevant date as determined in good faith by the Board of Directors of the Company.

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series E Preferred Stock of the Company. The number and value of shares of outstanding Series E Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series E Preferred Stock provided that the ownership of such shares of Series E Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series E Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the record holder of the Series E Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code and, for purposes of taxation of the Company under applicable state law, comparable provisions of the law of such state.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series E Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series E Preferred Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Series E Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series E Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or

Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series E Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 7(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date:

(A) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Beneficially Own Series E Preferred Stock in excess of the Ownership Limit;

(B) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Constructively Own Series E Preferred Stock in excess of the Ownership Limit;

(C) no Person shall Beneficially or Constructively Own Series E Preferred Stock which, taking into account any other capital stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of state law).

(ii) If, prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange (“NYSE”)) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series E Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, (i) then that number of shares of Series E Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series E Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series E Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 7(l) and notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series E Preferred Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the capital stock of the Company being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series E Preferred Stock.

(c) Transfers of Series E Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 7(b)(ii) of these Articles Supplementary, such Series E referred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi) of these Articles Supplementary.

(ii) Series E Preferred Stock held by the Trustee shall be issued and outstanding Series E Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series E Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series E Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series E Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series E Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series E Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Series E Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series E Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series E Preferred Stock prior to the discovery by the Company that the Series E Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series E Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series E Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series E Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series E Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series E Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series E Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series E Preferred Stock at Market Price, the Market Price of such shares of Series E Preferred Stock on the day of the event which resulted in the transfer of such shares of Series E Preferred Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series E Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series E Preferred Stock have been transferred to the Trustee, such shares of Series E Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series E Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series E Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series E Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series E Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series E Preferred Stock at Market Price, the Market Price of such shares of Series E Preferred Stock on the day of the event which resulted in the transfer of such shares of Series E Preferred Stock to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold the shares of Series E Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series E Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series E Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series E Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series E Preferred Stock of the Company in violation of Section 7(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series E Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 7(b)(ii) and any Transfer in violation of Section 7(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series E Preferred Stock in violation of Section 7(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series E Preferred Stock and each Person (including the shareholder of record) who is holding Series E Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 7(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its shareholders by preservation of the Company’s status as a REIT.

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of these Articles Supplementary, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7(l) of these Articles Supplementary). In the event Section 7 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series E Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series E Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series E Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series E Preferred Stock based upon the relative number of the shares of Series E Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 7(b)(i)(C), the Board of Directors, or the committee of the Board of Directors appointed by the Board of Directors by resolutions duly adopted on September 26, 2003 and delegated with the authority to classify, designate, set the terms and conditions and authorize the issuance of the shares of Series E Preferred Stock (the “Committee”), in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series E Preferred Stock in violation of Section 7(b)(i)(A) if the Board of Directors or the Committee, as applicable, determines that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 7(b)(i)(C), the Board of Directors or the Committee, as applicable, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Series E Preferred Stock in violation of Section 7(b)(i)(B), if the Board of Directors or the Committee, as applicable, determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 7(b)(i)(C) and the remainder of this Section 7(i)(iii), the Board of Directors or the Committee, as applicable, may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership in Series E Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series E Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series E Preferred Stock in excess of such percentage ownership of Series E Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

(iv) In granting a person an exemption under Section 7(i)(i) or (ii) above, the Board of Directors or the Committee, as applicable, may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b)(i) or (ii) of these Articles Supplementary) will result in such Series E Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 7(i)(i) or (ii) of these Articles Supplementary, the Board of Directors or the Committee, as applicable, may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors or the Committee, as applicable, in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series E Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

Restriction on Ownership and Transfer

THE SHARES OF SERIES E PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE

INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES E PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY’S SERIES E PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES E PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES E PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES E PREFERRED STOCK OF THE COMPANY; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SERIES E PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES E PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES E PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES E PREFERRED STOCK SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES E PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

(k) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series E Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 7 after such settlement.

(m) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series E Preferred Stock notwithstanding any contrary provisions of the Series E Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 8. No Conversion Rights. The holders of the Series E Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Company.

Section 9. No Maturity or Sinking Fund. The Series E Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series E Preferred Stock.

Section 10. No Preemptive Rights. No holder of the Series E Preferred Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

FOURTH: The Series E Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the State Department of Assessment and Taxation of Maryland accepts these Articles Supplementary for the record.

SEVENTH: The undersigned Senior Vice President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Senior Vice President and attested to by its Secretary on this 22nd day of October, 2003.

KILROY REALTY CORPORATION

By:	/s/ Tyler H. Rose
	Name:	Tyler H. Rose
	Title:	Senior Vice President and Treasurer

[SEAL]

ATTEST:

/s/ Richard E. Moran, Jr.
Richard E. Moran, Jr.
Executive Vice President, Chief Financial
Officer and Secretary

EXHIBIT III

7.50% Series F Cumulative Redeemable Preferred Stock

KILROY REALTY CORPORATION

ARTICLES SUPPLEMENTARY

3,450,000 SHARES OF

7.50% SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK

Kilroy Realty Corporation, a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board of Directors”) by Article IV of the Articles of Amendment and Restatement of the Company filed with the Department on January 21, 1997, as amended and supplemented (the “Charter”), and Section 2-105 of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”), the Board of Directors, by resolutions duly adopted on September 30, 2004, has authorized the classification and designation of up to 4,600,000 shares of the authorized but unissued preferred stock of the Company, par value $.01 per share (“Preferred Stock”), as a separate class of Preferred Stock and the issuance of a maximum of 4,600,000 shares of such class of Preferred Stock, and pursuant to the powers contained in the Bylaws of the Company and the MGCL, appointed a committee (the “Committee”) of the Board of Directors and delegated to the Committee, to the fullest extent permitted by the MGCL and the Charter and Bylaws of the Company, all powers of the Board of Directors with respect to classifying, designating, and setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and other terms and conditions of, such class of Preferred Stock, and determining the number of shares of such class of Preferred Stock (not in excess of the aforesaid maximum number) to be classified and issued and the consideration and other terms and conditions upon which such shares of such class of Preferred Stock are to be issued.

SECOND: Pursuant to the authority conferred upon the Committee as aforesaid, the Committee has unanimously adopted resolutions classifying and designating 3,450,000 shares of the authorized but unissued Preferred Stock as a separate class of Preferred Stock to be known as the “7.50% Series F Cumulative Redeemable Preferred Stock,” setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of such 7.50% Series F Cumulative Redeemable Preferred Stock and authorizing the issuance of up to 3,450,000 shares of 7.50% Series F Cumulative Redeemable Preferred Stock.

THIRD: The designation, number of shares, preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and conditions of the separate class of Preferred Stock of the Company designated as 7.50% Series F Cumulative Redeemable Preferred Stock are as follows (the “Series F Terms”), which upon any restatement of the Charter shall be made a part of or incorporated by reference into the Charter with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:

Section 1. Designation and Number. A series of Preferred Stock, designated the “7.50% Series F Cumulative Redeemable Preferred Stock” (the “Series F Preferred Stock”) is hereby established. The number of shares of Series F Preferred Stock shall be 3,450,000.

III-1

Section 2. Rank. The Series F Preferred Stock will, with respect to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, rank: (i) senior to all classes or series of the Company’s common stock, par value $.01 per share (the “Common Stock”), the Company’s Series B Junior Participating Preferred Stock (the “Series B Preferred Stock”) and all classes or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series F Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company; (ii) on parity with the Company’s 8.075% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), 9.250% Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”), 7.80% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”) and any class or series of equity securities of the Company expressly designated as ranking on a parity with the Series F Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company; and (iii) junior to any class or series of equity securities of the Company expressly designated as ranking senior to the Series F Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company. For purposes of these Articles Supplementary (which upon any restatement of the Charter shall be referred to, where appropriate, as the Series F Terms), the term “Parity Preferred Stock” shall be used to refer to the Series A Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and any class or series of equity securities of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with Series F Preferred Stock with respect to dividend rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company. The term “equity securities” does not include debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

Section 3. Dividends.

(a) Payment of Dividends. Subject to the rights of holders of Parity Preferred Stock as to the payment of dividends and holders of equity securities ranking senior to the Series F Preferred Stock as to payment of dividends, holders of Series F Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available to the Company for the payment of dividends, cumulative preferential cash dividends at the rate per annum of 7.50% of the $25 liquidation preference per share of Series F Preferred Stock. All dividends shall be cumulative, shall accrue from the original date of issuance and shall be payable (i) quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence and not calendar quarters) in arrears, on February 15, May 15, August 15 and November 15 of each year, commencing on the first of such dates to occur after the original date of issuance and, (ii) in the event of a redemption, on the redemption date (each a “Dividend Payment Date”). The amount of the dividend payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months, and, for any period shorter than a full quarterly period for which dividends are computed, the amount of the dividend payable will be prorated and computed on

III-2

the basis of the actual number of days elapsed in such a period to ninety (90) days. If any date on which dividends are to be made on the Series F Preferred Stock is not a Business Day (as defined herein), then payment of the dividend to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Dividends on the Series F Preferred Stock will be made to the holders of record of the Series F Preferred Stock at the close of business on the relevant record dates, which, unless designated otherwise by the Board of Directors with respect to any dividend, will be fifteen (15) Business Days prior to the relevant Dividend Payment Date (each a “Dividend Record Date”). Notwithstanding any provision to the contrary contained herein, each outstanding share of Series F Preferred Stock shall be entitled to receive, and shall receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series F Preferred Stock which is outstanding on such date.

The term “Business Day” shall mean each day, other than a Saturday or a Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

(b) Limitations on Dividends. No dividends on the Series F Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Dividends Cumulative. Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not authorized or declared by the Board of Directors. Accrued but unpaid dividends on the Series F Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividends on the Series F Preferred stock which may be in arrears. Any dividend made on the Series F Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares that remains payable.

(d) Priority as to Dividends.

(i) Unless all dividends accumulated on all Series F Preferred Stock and all classes and series of outstanding Parity Preferred Stock as to payment of dividends have been paid in full, (i) no dividend of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Common Stock, the Series B Preferred Stock or any class or series of other stock of the Company ranking junior as to the payment of dividends to the Series F Preferred Stock and any series of outstanding Parity Preferred Stock (such Common Stock or other junior stock, collectively, “Junior Stock”), and (ii)

III-3

no cash or other property shall be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series F Preferred Stock, any Parity Preferred Stock as to payment of dividends, or any Junior Stock. Without limiting Section 6(c) hereof, the foregoing sentence will not prohibit (i) dividends payable solely in Junior Stock, (ii) the conversion of Junior Stock or Parity Preferred Stock into Junior Stock, and (iii) the purchase by the Company of such Series F Preferred Stock, Parity Preferred Stock or Junior Stock pursuant to the Charter to the extent necessary to preserve the Company’s status as a real estate investment trust.

(ii) So long as dividends have not been paid in full (and a sum sufficient for such full payment is not set apart for payment) upon the Series F Preferred Stock, all dividends authorized or declared upon the Series F Preferred Stock and all classes or series of outstanding Parity Preferred Stock as to the payment of dividends with the Series F Preferred Stock shall be authorized and declared pro rata so that the amount of dividends authorized and declared per share of Series F Preferred Stock and such other classes or series of outstanding Parity Preferred Stock shall in all cases bear to each other the same ratio that the sum of the liquidation preference plus accrued dividends per share on the Series F Preferred Stock bears to the sum of the liquidation preference plus accrued dividends per share on such other classes or series of outstanding Parity Preferred Stock (which, in any event, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such class or series of Parity Preferred Stock does not have cumulative dividend rights).

(e) No Further Rights. Holders of Series F Preferred Stock shall not be entitled to any dividends, whether payable in cash, other property or otherwise, in excess of the full cumulative dividends described herein.

(f) Capital Gain Dividend. If, for any taxable year, the Company elects to designate any portion of a dividend as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), then, except as required by law, the portion of such capital gain dividend that shall be allocable to holders of the Series F Preferred Stock shall be the same proportion that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series F Preferred Stock for the year bears to the total amount of such dividends (as determined for federal income tax purposes) for the year paid or made available to the holders of all classes and series of stock of the Company. In addition, except as otherwise required by applicable law, the Company shall make a similar allocation with respect to any undistributed long-term capital gains which are to be included in the long-term capital gains of a holder of Series F Preferred Stock, based on the allocation of the capital gains which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by the Company to holders of all classes and series of stock of the Company.

Section 4. Liquidation Preference.

(a) Payment of Liquidating Distributions. Subject to the rights of holders of Parity Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and subject to the rights of holders of any equity securities ranking senior to the Series F Preferred Stock with respect to rights upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Series F

III-4

Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Company, but before any payment or distributions of the assets shall be made to holders of Common Stock or any other class or series of stock of the Company that ranks junior to the Series F Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Company, an amount equal to the sum of (i) a liquidation preference of $25 per share of Series F Preferred Stock plus (ii) an amount equal to any accumulated and unpaid dividends thereon, whether or not declared, to the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding-up, there are insufficient assets to permit full payment of liquidating distributions to the holders of Series F Preferred Stock and any Parity Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Company, all payments of liquidating distributions on the Series F Preferred Stock and such Parity Preferred Stock shall be made so that the payments on the Series F Preferred Stock and such Parity Preferred Stock shall in all cases bear to each other the same ratio that the sum of the liquidation preference plus accrued dividends per share on the Series F Preferred Stock bears to the sum of the liquidation preference plus accrued dividends per share on the other series of Parity Preferred Stock (which, in any event, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have cumulative dividend rights).

(b) Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Company.

(c) No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Company.

(d) Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

(e) Permissible Distributions. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of the Company or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Company whose preferential rights upon dissolution are superior to those receiving the distribution.

III-5

Section 5. Redemption.

(a) Optional Redemption. Subject to Section 7, the Series F Preferred Stock may not be redeemed prior to December 8, 2009; provided, however, that the foregoing shall not prevent the purchase by the Company of shares of Series F Preferred Stock in order to ensure that the Company continues to meet the requirements for qualification as a REIT for federal and state income tax purposes. On or after such date, the Company shall have the right to redeem the Series F Preferred Stock, in whole or in part, at any time or from time to time, upon not less than thirty (30) nor more than sixty (60) days written notice, at a redemption price, payable in cash, equal to $25 per share of Series F Preferred Stock plus accumulated and unpaid dividends, whether or not declared, up to and including the date of redemption. Except with respect to a redemption to preserve REIT qualification, if fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed, the shares of Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) by lot or by any other equitable method determined by the Company.

(b) Limitation on Redemption. Subject to Section 7 hereof, the Company may not redeem fewer than all of the outstanding shares of Series F Preferred Stock unless all accumulated and unpaid dividends have been paid on all outstanding Series F Preferred Stock for all quarterly dividend periods terminating on or prior to the date of redemption; provided, however, that the foregoing shall not prevent the purchase by the Company of shares of Series F Preferred Stock in order to ensure that the Company continues to meet the requirements for qualification as a REIT for federal and state income tax purposes. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

(c) Procedures for Redemption.

(i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Company. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series F Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) the number of shares of Series F Preferred Stock to be redeemed, (iv) the place or places where the certificates evidencing shares of Series F Preferred Stock are to be surrendered for payment of the redemption price, (v) that dividends on the Series F Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series F Preferred Stock. If fewer than all of the shares of Series F Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

III-6

(ii) If the Company gives a notice of redemption in respect of Series F Preferred Stock (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Company will deposit irrevocably in trust for the benefit of the Series F Preferred Stock being redeemed funds sufficient to pay the applicable redemption price, plus any accumulated and unpaid dividends, if any, on such shares to the date fixed for redemption (which if following the Dividend Record Date but preceding a Dividend Payment Date shall include accumulated and unpaid dividends through the applicable Dividend Payment Date), without interest, and will give irrevocable instructions and authority to pay such redemption price and any accumulated and unpaid dividends, whether or not declared, if any, on such shares to the holders of the Series F Preferred Stock upon surrender of the Series F Preferred Stock by such holders at the place designated in the notice of redemption. If less than all Series F Preferred Stock evidenced by any certificate is being redeemed, a new certificate shall be issued upon surrender of the certificate evidencing all Series F Preferred Stock, evidencing the unredeemed Series F Preferred Stock without cost to the holder thereof. On and after the date of redemption, dividends will cease to accumulate on the Series F Preferred Stock or portions thereof called for redemption, unless the Company defaults in the payment thereof. If any date fixed for redemption of Series F Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price or any accumulated or unpaid dividends in respect of the Series F Preferred Stock is improperly withheld or refused and not paid by the Company, dividends on such Series F Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid dividends.

(iii) If redemption is to be by lot and, as a result, any holder of shares of Series F Preferred Stock would have actual ownership or Constructive Ownership (as defined in Section 7(a)) in excess of the Ownership Limit (as defined in Section 7(a)), or such other limit as permitted by the Board of Directors or the Committee pursuant to Section 7(i), because such holder’s shares of Series F Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Company shall redeem the requisite number of shares of Series F Preferred Stock of such holder such that no holder will hold an amount of Series F Preferred Stock in excess of the Ownership Limit or such other limit, as applicable, subsequent to such redemption.

(iv) The holders of shares of Series F Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive dividends payable with respect to the shares of Series F Preferred Stock held on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or the Company’s default in the payment of such dividends. Except as provided above, the Company shall make no payment or allowance for any accumulated and unpaid dividends on the shares of Series F Preferred Stock to be redeemed.

III-7

(d) Status of Redeemed Stock. Any shares of Series F Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Preferred Stock, without designation as to class or series until such shares are once more designated as part of a particular class or series by the Board of Directors.

Section 6. Voting Rights.

(a) General. Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below.

(b) Right to Elect Directors.

(i) If at any time full dividends shall not have been timely made on any Series F Preferred Stock with respect to any six (6) prior quarterly dividend periods, whether or not consecutive (a “Preferred Dividend Default”), the holders of such Series F Preferred Stock, voting together as a single class with the holders of each class or series of Parity Preferred Stock, which is on parity with the Series F Preferred Stock as to both dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding-up of the Company, upon which like voting rights have been conferred and are exercisable (collectively with the Series F Preferred Stock, the “Parity Securities”), will have the right to elect two additional directors to serve on the Company’s Board of Directors (the “Preferred Stock Directors”). The Preferred Stock Directors will be elected by a plurality of the votes cast in the election for a one-year term and each Preferred Stock Director will serve until his or her successor is duly elected and qualifies or until such Preferred Stock Director’s right to hold the office terminates, whichever occurs earlier, subject to such Preferred Stock Director’s earlier death, disqualification, resignation or removal. The election will take place at (i) either (A) a special meeting called in accordance with Section 6(b)(ii) below if the request is received more than ninety (90) days before the date fixed for the Company’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within ninety (90) days of the date fixed for the Company’s next annual or special meeting of stockholders and (ii) at each subsequent annual meeting of stockholders or special meeting held in place thereof, until all such dividends in arrears and dividends for the current quarterly period on the Series F Preferred Stock and each such class or series of outstanding Parity Preferred Stock have been paid in full (or set apart for payment in full as described in Section 6(b)(iii) below). A dividend in respect of Series F Preferred Stock shall be considered timely made if made within two (2) Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly dividend periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(ii) At any time when such voting rights shall have vested, a proper officer of the Company shall call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series F Preferred Stock, a special meeting of the holders of Series F Preferred Stock and each class or series of other Parity Securities by mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than

III-8

ten and not more than forty-five (45) days after the date such notice is given. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. At any such annual or special meeting, all of the holders of the Series F Preferred Stock and other Parity Securities, by plurality vote, voting together as a single class without regard to class or series will be entitled to elect two directors on the basis of one vote per $50 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. As a result, each share of Series F Preferred Stock will be entitled to one-half of a vote. The holder or holders of one-third of the Parity Securities then outstanding, present in person or by proxy, will constitute a quorum for the election of the Preferred Stock Directors except as otherwise provided by law. Notice of all meetings at which holders of the Series F Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. At any such meeting or adjournment thereof in the absence of a quorum, subject to the provisions of any applicable law, a majority of the holders of the Parity Securities present in person or by proxy shall have the power to adjourn the meeting for the election of the Preferred Stock Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Company shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series F Preferred Stock that would have been entitled to vote at such special meeting.

(iii) If and when all accumulated dividends and the dividend for the current dividend period on the Series F Preferred Stock shall have been paid in full or a sum sufficient for such payment is irrevocably deposited in trust for payment, the holders of the Series F Preferred Stock shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends in arrears and the dividends for the current dividend period have been paid in full or set aside for payment in full on all other classes or series of Parity Securities, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series F Preferred Stock and other Parity Securities entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series F Preferred Stock and other Parity Securities entitled to vote thereon when they have the voting rights set forth in Section 6(b) (voting separately as a single class with all other classes or series of Parity Securities). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(c) Certain Voting Rights. So long as any Series F Preferred Stock remains outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Series F Preferred Stock outstanding at the time (i) designate or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series F

III-9

Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding-up or (ii) reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares referenced in clause (i) of this subsection (c), (iii) designate or create, or increase the authorized or issued amount of, any Parity Preferred Stock or reclassify any authorized shares of the Company into any such shares, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent such Parity Preferred Stock is issued to an affiliate of the Company, or (iv) either (A) consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety, to any corporation or other entity, or (B) amend, alter or repeal the provisions of the Company’s Charter (including these Articles Supplementary) or Bylaws, whether by merger, consolidation or otherwise, in either (A) or (B) above in such a way that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (iv) above, so long as (a) the Company is the surviving entity and the Series F Preferred Stock remains outstanding with the terms thereof unchanged or (b) the resulting, surviving or transferee entity is a corporation, business trust or other like entity organized under the laws of any state and substitutes for the Series F Preferred Stock other preferred stock having substantially the same terms and same rights as the Series F Preferred Stock, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect the rights, privileges or voting powers of the Series F Preferred Stock or the holders thereof; and provided, further, that any increase in the amount of authorized Preferred Stock or the creation or issuance of any other class or series of Preferred Stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either (a) junior to the Series F Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up or (b) on a parity with the Series F Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Company to the extent such Preferred Stock is not issued to an affiliate of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; and provided, further, that notwithstanding clauses (iii) or (iv) above, the Company may increase the authorized or issued amount of the Series F Preferred Stock and/or any Parity Preferred Stock, whether by amendment or supplementation of the Charter, these Articles Supplementary or otherwise, without any vote of the holders of the Series F Preferred Stock if all such additional shares (a) remain unissued, and/or (b) are issued to an underwriter in a public offering registered with the Securities and Exchange Commission. In any matter in which the holders of the Series F Preferred Stock shall be entitled to vote (as provided herein), including any action by written consent, each share of Series F Preferred Stock shall have one vote per share, except that when shares of any other series of preferred stock shall have the right to vote with the Series F Preferred Stock as a single class on any matter, then the Series F Preferred Stock and such other series shall have with respect to such matters one vote per $50.00 of stated liquidation preference, resulting in each share of Series F Preferred Stock being entitled to one-half of a vote.

(d) No Voting Rights After Redemption. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required would occur, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

III-10

Section 7. Restrictions on Ownership and Transfer to Preserve Tax Benefit.

(a) Definitions. For the purposes of Section 5 and this Section 7 of these Articles Supplementary, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Series F Preferred Stock by a Person who is or would be treated as an owner of such Series F Preferred Stock either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean one or more beneficiaries of a Trust, as determined pursuant to Section 7(c)(vi) of these Articles Supplementary, each of which shall be an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

“Constructive Ownership” shall mean ownership of Series F Preferred Stock by a Person who is or would be treated as an owner of such Series F Preferred Stock either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Individual” means an individual, a trust qualified under Section 401(a) or 501(c)(17) of the Code, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, or a private foundation within the meaning of Section 509(a) of the Code, provided that a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code shall be excluded from this definition.

“IRS” means the United States Internal Revenue Service.

“Market Price” shall mean the last reported sales price reported on the New York Stock Exchange of the Series F Preferred Stock on the trading day immediately preceding the relevant date, or if the Series F Preferred Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Series F Preferred Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Series F Preferred Stock may be traded, or if the Series F Preferred Stock is not then traded over any exchange or quotation system, the market price of the Series F Preferred Stock on the relevant date as determined in good faith by the Board of Directors.

III-11

“Ownership Limit” shall mean 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of Series F Preferred Stock of the Company. The number and value of shares of outstanding Series F Preferred Stock of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an Individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of shares of Series F Preferred Stock, provided that the ownership of such shares of Series F Preferred Stock by such underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the Company failing to qualify as a REIT.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned shares of Series F Preferred Stock for another Person who is the beneficial transferee or beneficial owner of such shares, in which case the Purported Beneficial Transferee shall be such Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section 7(b)(ii) of these Articles Supplementary, the record holder of the Series F Preferred Stock if such Transfer had been valid under Section 7(b)(i) of these Articles Supplementary.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code and, for purposes of taxation of the Company under applicable state law, comparable provisions of the law of such state.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Directors determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any sale, issuance, transfer, gift, assignment, devise or other disposition of Series F Preferred Stock as well as any other event that causes any Person to Beneficially Own or Constructively Own Series F Preferred Stock, including (i) the granting of any option or entering into any agreement for

III-12

the sale, transfer or other disposition of Series F Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Series F Preferred Stock), whether voluntary or involuntary, whether such transfer has occurred of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Series F Preferred Stock), and whether such transfer has occurred by operation of law or otherwise.

“Trust” shall mean each of the trusts provided for in Section 7(c) of these Articles Supplementary.

“Trustee” shall mean any Person unaffiliated with the Company, or a Purported Beneficial Transferee, or a Purported Record Transferee, that is appointed by the Company to serve as trustee of a Trust.

(b) Restriction on Ownership and Transfers.

(i) Prior to the Restriction Termination Date:

(A) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Beneficially Own Series F Preferred Stock in excess of the Ownership Limit;

(B) except as provided in Section 7(i) of these Articles Supplementary, no Person shall Constructively Own Series F Preferred Stock in excess of the Ownership Limit;

(C) no Person shall Beneficially or Constructively Own Series F Preferred Stock which, taking into account any other capital stock of the Company Beneficially or Constructively Owned by such Person, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Beneficial or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company (either directly or indirectly through one or more subsidiaries) from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of state law).

(ii) If, prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the New York Stock Exchange (“NYSE”)) or other event occurs that, if effective, would result in any Person Beneficially or Constructively Owning Series F Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, (i) then that number of shares of Series F Preferred Stock that otherwise would cause such Person to violate Section 7(b)(i) of these Articles Supplementary (rounded up to the nearest whole share) shall be automatically transferred to a

III-13

Trust for the benefit of a Charitable Beneficiary, as described in Section 7(c), effective as of the close of business on the Business Day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such shares or (ii) if, for any reason, the transfer to the Trust described in clause (i) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Series F Preferred Stock in violation of Section 7(b)(i) of these Articles Supplementary, then the Transfer of that number of shares of Series F Preferred Stock that otherwise would cause any Person to violate Section 7(b)(i) shall be void ab initio, and the Purported Beneficial Transferee shall have no rights in such shares.

(iii) Subject to Section 7(l) and notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer of Series F Preferred Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in the capital stock of the Company being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Series F Preferred Stock.

(c) Transfers of Series F Preferred Stock in Trust.

(i) Upon any purported Transfer or other event described in Section 7(b)(ii) of these Articles Supplementary, such Series F Preferred Stock shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section 7(b)(ii). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Purported Beneficial Transferee or any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Company as provided in Section 7(c)(vi) of these Articles Supplementary.

(ii) Series F Preferred Stock held by the Trustee shall be issued and outstanding Series F Preferred Stock of the Company. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the shares of the Series F Preferred Stock held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of Series F Preferred Stock held in the Trust.

(iii) The Trustee shall have all voting rights and rights to dividends with respect to Series F Preferred Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid to or on behalf of the Purported Record Transferee or Purported Beneficial Transferee prior to the discovery by the Company that shares of Series F Preferred Stock have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Series F Preferred Stock. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights

III-14

with respect to the Series F Preferred Stock held in the Trust and, subject to Maryland law, effective as of the date the Series F Preferred Stock has been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Series F Preferred Stock prior to the discovery by the Company that the Series F Preferred Stock has been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of these Articles Supplementary to the contrary, until the Company has received notification that the Series F Preferred Stock has been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(iv) Within twenty (20) days of receiving notice from the Company that shares of Series F Preferred Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Series F Preferred Stock held in the Trust to a Person, designated by the Trustee, whose ownership of the shares of Series F Preferred Stock will not violate the ownership limitations set forth in Section 7(b)(i). Upon such sale, the interest of the Charitable Beneficiary in the shares of Series F Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 7(c)(iv). The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series F Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series F Preferred Stock at Market Price, the Market Price of such shares of Series F Preferred Stock on the day of the event which resulted in the transfer of such shares of Series F Preferred Stock to the Trust) and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of Series F Preferred Stock held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Company that shares of such Series F Preferred Stock have been transferred to the Trustee, such shares of Series F Preferred Stock are sold by a Purported Record Transferee then (i) such shares of Series F Preferred Stock shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such shares of Series F Preferred Stock that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 7(c)(iv), such excess shall be paid to the Trustee upon demand.

(v) Series F Preferred Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the shares of Series F Preferred Stock in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such shares of Series F Preferred Stock at Market Price, the Market Price of such shares of Series F Preferred Stock on the day of the event which resulted in the transfer of such shares of Series F Preferred Stock to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer.

III-15

The Company shall have the right to accept such offer until the Trustee has sold the shares of Series F Preferred Stock held in the Trust pursuant to Section 7(c)(iv). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares of Series F Preferred Stock sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Series F Preferred Stock shall thereupon be paid to the Charitable Beneficiary.

(vi) By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Series F Preferred Stock held in the Trust would not violate the restrictions set forth in Section 7(b)(i) in the hands of such Charitable Beneficiary.

(d) Remedies For Breach. If the Board of Directors or a committee thereof or other designees if permitted by the MGCL shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 7(b) of these Articles Supplementary or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of Series F Preferred Stock of the Company in violation of Section 7(b) of these Articles Supplementary, the Board of Directors or the Committee or other designees if permitted by the MGCL shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Company to redeem shares of Series F Preferred Stock, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 7(b)(i) of these Articles Supplementary, shall automatically result in the transfer to a Trust as described in Section 7(b)(ii) and any Transfer in violation of Section 7(b)(iii) shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

(e) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Series F Preferred Stock in violation of Section 7(b) of these Articles Supplementary, or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section 7(b)(ii) of these Articles Supplementary, shall immediately give written notice to the Company of such event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any of such Transfer or attempted Transfer on the Company’s status as a REIT.

(f) Owners Required To Provide Information. Prior to the Restriction Termination Date each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series F Preferred Stock and each Person (including the shareholder of record) who is holding Series F Preferred Stock for a beneficial owner or Beneficial Owner or Constructive Owner shall provide to the Company such information that the Company may request, in good faith, in order to determine the Company’s status as a REIT.

(g) Remedies Not Limited. Nothing contained in these Articles Supplementary (but subject to Section 7(l) of these Articles Supplementary) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its shareholders by preservation of the Company’s status as a REIT.

III-16

(h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7 of these Articles Supplementary, including any definition contained in Section 7(a), the Board of Directors shall have the power to determine the application of the provisions of this Section 7 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 7(l) of these Articles Supplementary). In the event Section 7 requires an action by the Board of Directors and these Articles Supplementary fail to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 7. Absent a decision to the contrary by the Board of Directors (which the Board of Directors may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7(b)) acquired Beneficial or Constructive Ownership of Series F Preferred Stock in violation of Section 7(b)(i), such remedies (as applicable) shall apply first to the shares of Series F Preferred Stock which, but for such remedies, would have been actually owned by such Person, and second to shares of Series F Preferred Stock, which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Series F Preferred Stock based upon the relative number of the shares of Series F Preferred Stock held by each such Person.

(i) Exceptions.

(i) Subject to Section 7(b)(i)(C), the Board of Directors or the Committee, each in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Beneficially Owning shares of Series F Preferred Stock in violation of Section 7(b)(i)(A) if the Board of Directors or the Committee, as applicable, determines that such exemption will not cause the Company to fail to qualify as a REIT under the Code.

(ii) Subject to Section 7(b)(i)(C), the Board of Directors or the Committee, as applicable, in its sole discretion, may exempt (prospectively or retroactively) a Person from the limitation on a Person Constructively Owning Series F Preferred Stock in violation of Section 7(b)(i)(B), if the Board of Directors or the Committee, as applicable, determines that such ownership would not cause the Company to fail to qualify as a REIT under the Code.

(iii) Subject to Section 7(b)(i)(C) and the remainder of this Section 7(i)(iii), the Board of Directors or the Committee, as applicable, may from time to time increase or decrease the Ownership Limit; provided, however, that the decreased Ownership Limit will not be effective for any Person whose percentage ownership in Series F Preferred Stock is in excess of such decreased Ownership Limit until such time as such Person’s percentage of Series F Preferred Stock equals or falls below the decreased Ownership Limit, but any further acquisition of Series F Preferred Stock in excess of such percentage ownership of Series F Preferred Stock will be in violation of the Ownership Limit, and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49% in value of the outstanding capital stock of the Company.

III-17

(iv) In granting a person an exemption under Section 7(i)(i) or (ii) above, the Board of Directors or the Committee, as applicable, may require such Person to make certain representations or undertakings or to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 7(b)(i) or (ii) of these Articles Supplementary) will result in such Series F Preferred Stock being transferred to a Trust in accordance with Section 7(b)(ii) of these Articles Supplementary. In granting any exception pursuant to Section 7(i)(i) or (ii) of these Articles Supplementary, the Board of Directors or the Committee, as applicable, may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors or the Committee, as applicable, in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT.

(j) Legends. Each certificate for Series F Preferred Stock shall bear substantially the following legends in addition to any legends required to comply with federal and state securities laws:

Classes of Stock

THE COMPANY IS AUTHORIZED TO ISSUE CAPITAL STOCK OF MORE THAN ONE CLASS, CONSISTING OF COMMON STOCK AND ONE OR MORE CLASSES OF PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO DETERMINE THE PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ANY CLASS OF THE PREFERRED STOCK BEFORE THE ISSUANCE OF SHARES OF SUCH CLASS OF PREFERRED STOCK. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER MAKING A WRITTEN REQUEST THEREFOR, A COPY OF THE COMPANY’S CHARTER AND A WRITTEN STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, CONVERSION OR OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE COMPANY HAS THE AUTHORITY TO ISSUE AND, IF THE COMPANY IS AUTHORIZED TO ISSUE ANY PREFERRED OR SPECIAL CLASS AND SERIES, (i) THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET, AND (ii) THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET SUCH RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. REQUESTS FOR SUCH WRITTEN STATEMENT MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

III-18

Restriction on Ownership and Transfer

THE SHARES OF SERIES F PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES F PREFERRED STOCK, (i) NO PERSON MAY BENEFICIALLY OWN SHARES OF THE COMPANY’S SERIES F PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES F PREFERRED STOCK OF THE COMPANY; (ii) NO PERSON MAY CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S SERIES F PREFERRED STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SERIES F PREFERRED STOCK OF THE COMPANY; (iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES F PREFERRED STOCK THAT, TAKING INTO ACCOUNT ANY OTHER CAPITAL STOCK OF THE COMPANY BENEFICIALLY OR CONSTRUCTIVELY OWNED BY SUCH PERSON, WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SERIES F PREFERRED STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES F PREFERRED STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN SERIES F PREFERRED STOCK IN EXCESS OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SERIES F PREFERRED STOCK REPRESENTED HEREBY IN EXCESS OF SUCH RESTRICTIONS WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND WHICH ARE DEFINED IN THE ARTICLES SUPPLEMENTARY FOR THE SERIES F PREFERRED STOCK

III-19

SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN SUCH ARTICLES SUPPLEMENTARY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SERIES F PREFERRED STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

(k) Severability. If any provision of this Section 7 or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

(l) NYSE. Nothing in this Section 7 shall preclude the settlement of any transaction entered into through the facilities of the NYSE. The shares of Series F Preferred Stock that are the subject of such transaction shall continue to be subject to the provisions of this Section 7 after such settlement.

(m) Applicability of Section 7. The provisions set forth in this Section 7 shall apply to the Series F Preferred Stock notwithstanding any contrary provisions of the Series F Preferred Stock provided for elsewhere in these Articles Supplementary.

Section 8. No Conversion Rights. The holders of the Series F Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or interest in, the Company.

Section 9. No Maturity or Sinking Fund. The Series F Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series F Preferred Stock.

Section 10. No Preemptive Rights. No holder of the Series F Preferred Stock of the Company shall, as such holder, have any preemptive rights to purchase or subscribe for additional shares of stock of the Company or any other security of the Company which it may issue or sell.

FOURTH: The Series F Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

SIXTH: These Articles Supplementary shall be effective at the time the Department accepts these Articles Supplementary for the record.

III-20

SEVENTH: The undersigned Senior Vice President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Senior Vice President and attested to by its Secretary on this 3rd day of December, 2004.

KILROY REALTY CORPORATION

By:	/s/ Tyler H. Rose
	Name:	Tyler H. Rose
	Title:	Senior Vice President and Treasurer

[SEAL]

ATTEST:

/s/ Richard E. Moran, Jr.
Richard E. Moran, Jr.
Executive Vice President, Chief Financial
Officer and Secretary

III-21